UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
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DATE OF REPORT (Date of earliest event reported):  December 3, 2012

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (IRS Employer Identification No.)

2105 CityWest Boulevard, Suite 500 Houston, Texas 77042 (Address of principal executive offices, including zip code)

(713) 623-0060 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2012, Joseph L. von Rosenberg III, the Chairman of the Board of Omega Protein Corporation (the “Company”), advised the Board of Directors that he will step down from that position on February 28, 2013.  Effective on that date, the Board of Directors has elected Gary R. Goodwin to become the Company’s Chairman of the Board, and has elected Bret D. Scholtes, the Company’s Chief Executive Officer and President, to the Board of Directors as a Class III director to fill the vacancy that will be created by Mr. von Rosenberg’s resignation.  The Company is not aware of any disagreement between the Company and Mr. Rosenberg on any matter relating to the Company’s operations, policies or practices.

Mr. Scholtes, age 42, has served as the Company’s President and Chief Executive Officer since January 1, 2012.  Prior thereto, Mr. Scholtes served as the Company’s Senior Vice President—Corporate Development from April 2010 to December 2010 and as the Company’s Executive Vice President and Chief Financial Officer from January 2011 to December 2011.  From 2006 to April 2010, Mr. Scholtes served as a Vice President at GE Energy Financial Services, a global energy investment firm. Prior thereto, Mr. Scholtes held positions with two publicly traded energy companies. Mr. Scholtes also has five years of public accounting experience.

Also on December 3, 2012, the Board of Directors elected David W. Wehlmann to the Compensation Committee of the Board of Directors and David A. Owen as Chairman of the Corporate Governance and Nominating Committee of the Board of directors, replacing Mr. Goodwin as chairman of that committee.

Item 7.01            Regulation FD Disclosure.

On December  6, 2012, the Company’s issued a press release reporting announcing a new Chairman of the Board.  For additional information, please refer to the Company’s press release attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01            Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits

99.1         Text of Press Release dated December 6, 2012 titled “Omega Protein Elects New Chairman”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2012

OMEGA PROTEIN CORPORATION

	By:	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel